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                                                                    EXHIBIT 10.6


                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), made as of July 31, 1998, is by and among INSIGNIA/ESG HOLDINGS, INC., a Delaware corporation with an office at 200 Park Avenue, New York, New York 10166 (the "Parent Company"), INSIGNIA/ESG, INC., a Delaware corporation with an office at 200 Park Avenue, New York, New York 10166 (the "Company") and STEPHEN B. SIEGEL, an individual residing at 130 East 67th Street, NY, NY 10021 (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, Insignia Financial Group, Inc., Insignia/ESG (and its predecessor entities) and the Executive entered into an Amended and Restated Employment Agreement dated as of January 1, 1997, which was further amended (the "Employment Agreement"); and

         WHEREAS, the undersigned desire to amend and restate the Employment Agreement as set forth in this Agreement; and

         WHEREAS, the Parent Company and the Company desire to continue to assure themselves of the services of the Executive for the period provided in this Agreement, and the Executive is willing to serve in the employ of the Parent Company and the Company for such period upon the terms and conditions hereinafter provided;
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         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. The Parent Company and the Company hereby agree to employ the Executive, and the Executive hereby accepts such employment, in each case upon the terms and conditions set forth herein, for a period commencing prior to the date of this Agreement and ending on December 31, 2002 (the "Expiration Date"), subject to earlier termination as set forth herein (such period, as it may be so terminated, being referred to herein as the "Employment Period").

         2.  DUTIES AND SERVICES.

         (a) OFFICES. During the Employment Period, the Executive shall serve as President of the Parent Company and Chairman, President and Chief Executive Officer of the Company. In the performance of his duties hereunder, the Executive shall report to and shall be responsible to the Chairman of the Board of Directors of the Parent Company. The Executive agrees to his employment as described in this Section 2, and agrees to devote substantially all of his time and efforts to the performance of his duties hereunder. The Executive shall be available to travel as the needs of the business of the Parent Company and the Company require.

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         (b) LOCATION OF OFFICE. During the Employment Period, the Executive's
office shall be located in the principal executive offices of the Company, which shall be in New York City, New York. The Company will provide the Executive with a suitable office, an executive secretary reasonably acceptable to him, and other support appropriate to his duties hereunder.

         (c) PRIMARY RESPONSIBILITIES. During the Employment Period, the Executive shall have principal responsibility for the financial and operational affairs of the Parent Company and its subsidiaries, including the Company, in each case as directed by the Chairman of the Parent Company.

         (d) PERMITTED ACTIVITIES. Notwithstanding anything to the contrary herein provided, the Executive (i) may make certain real estate and other investments and hold positions as officers, directors and/or partners thereof in so far as such positions and investments do not conflict with the Executive's duties and loyalties to the Parent Company, the Company and any controlled affiliates, and (ii) may continue to hold all positions and operate businesses and/or receive compensation in accordance with Exhibit A annexed hereto and incorporated herein and (iii) may hold such other positions, in charitable and other organizations, as may be appropriate to his duties hereunder, (collectively, the "Permitted Activities").

         (e) LICENSING. The Executive shall comply with the requirements of the New York State Real Property Law (Broker's License Law) and New York State's Rules for the


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Guidance of Real Estate Brokers and Salespersons and shall maintain his real estate broker's license in effect at all times during the Employment Period. If the Executive is not duly licensed as a real estate broker or salesperson in New York at any time during the term of this Agreement, the Executive will immediately notify the General Counsel of the Parent Company of that fact, in writing. During such period the Executive will not engage in any activities in violation of the applicable licensing laws, or any other applicable law; and the Executive will diligently take all actions necessary to obtain such license as soon as practicable thereafter. The failure of the Executive to maintain his real estate broker's license during the Employment Period shall constitute a material breach of this Agreement which shall entitle the Parent Company and the Company to terminate the Executive's employment for cause.

         (f) MEMBERSHIP. The Executive shall, at the Parent Company's and the Company's request and expense, maintain a membership in the Real Estate Board of New York, Inc. The Executive will at all times adhere to the Code of Ethics and Professional Practices of said Board and to the requirements of all applicable laws and governmental regulations.

         (g) OTHER DUTIES. The Executive shall serve as a director and/or officer of any of the Parent Company's subsidiaries or affiliates if the Parent Company so requests. Executive shall not be entitled to receive any compensation for the performance of the duties provided for in this Section 2(g) in addition to the compensation expressly provided in this Agreement consistent with his principal responsibilities as President of the Parent Company and Chairman, President and Chief Executive Officer of the Company. Executive shall endeavor to participate in all


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Executive Management Committee Meetings of the Parent Company and at all
monthly Operations Review Meetings of the Parent Company. It is acknowledged by Executive that recurring failure of Executive to attend such meetings in person or by telephone shall be a material breach of this Agreement; provided however, that any failure to attend due to illness or other comparable circumstance beyond the Executive's control shall be excused.

         3. COMPENSATION. As full compensation for his services hereunder, the Company shall pay, grant, issue, or give, as the case may be, to the Executive the following, subject to the provisions of Section 6:

         (a) BASE SALARY. A base salary at the rate of $1,000,000 per annum (the "Base Salary"), payable in equal bi-weekly installments or in such other installments consistent with the policy of the Parent Company or the Company as they may be amended from time to time.

         (b) OVERRIDE. An override ("Override") up to a maximum of $400,000 for the year ended December 31, 1998 and subsequent years, equal to 0.6% of the gross leasing commissions received (as "received" is defined in Section 3(d) below) by the Company in each calendar year or part thereof during the Employment Period, but only to the extent that the Company meets or exceeds the Company's annual EBITDA budget as established by the Compensation Committee of the Parent Company's Board of Directors (the "Compensation Committee"), after deduction of the Override payable to the Executive, all bonus compensation paid to employees of the Company (including the imputed bonus of the Executive as determined under this Agreement), all Company overhead allocations and all compensation paid to the


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Executive pursuant to this Agreement, which annual EBITDA budget shall be increased by the Compensation Committee for each subsequent year by an amount of no less than 10% of the annual EBITDA budget for the immediately preceding year. For purposes of this Section 3(b), EBITDA shall mean the earnings before interest, taxes, depreciation, and amortization of the Company computed in accordance with generally accepted accounting principles, consistently applied.

         (c) ADVANCES. The Company shall advance to the Executive an amount equal to $50,000 less withholding permitted by Section 12 on the first day of each month (such amounts including the related withholding are referred to as the "Advances"). Not later than March 31 following the end of each fiscal year (or 90 days following the termination of the Employment Period, if earlier), the Compensation Committee shall deliver to the Executive a calculation of the amount of Override payable to him pursuant to Section 3(b) of this Agreement and the amount of Annual Bonus payable to him pursuant to Section 3(e) of this Agreement for the preceding year (or portion thereof if the Employment Period has terminated during such year). In the event the Advances for any such period exceed the Override and Annual Bonus earned for such period, the Executive shall repay such excess to the Company within 15 days of receipt of such calculation. In the event the Override and Annual Bonus earned for such period exceeds the Advances for such period, the Company shall pay such excess less withholding to the Executive within 15 days of delivery of such calculation.

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         (d) COMMISSIONS. A commission equal to a percentage (as determined below) of the commissions earned, received and retained (collectively, "received") by Insignia/ESG upon transactions as to which the Executive has rendered services recognized by Insignia/ESG. The Executive's share of all promotional commission revenues described above shall be thirty (30%) percent, and Insignia/ESG's share shall be seventy (70%) percent; and the Executive's share of all net commission (e.g. arising from a transaction where Insignia/ESG is agent for the owner of the leased premises) revenues described above shall be fifty (50%) percent and Insignia/ESG's share shall be fifty (50%) percent. Such compensation shall be earned by the Executive only when such commissions have been received by Insignia/ESG and shall be payable to the Executive at the time and in the manner that commissions are paid to other real estate salespersons/brokers of Insignia/ESG in accordance with the then current Insignia/ESG policy.

         (e) ANNUAL BONUS. An annual bonus for the year ending December 31, 1998 and subsequent years in an amount determined by the Compensation Committee of the Parent Company, in its sole and absolute discretion, of 10%, or such lesser percentage as such Compensation Committee shall determine, of the increase in annual EBITDA reduced by all bonus compensation paid to employees of the Company (including the imputed bonus of the Executive as determined under this Agreement), all Company overhead allocations and all compensation paid to the Executive pursuant to this Agreement, over the annual EBITDA for the immediately preceding year. Such bonus shall be paid to the Executive within one-hundred-twenty (120) days after the end of the Company's fiscal year. For purposes of this Section 3(e),


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EBITDA shall mean the earnings before interest, taxes, depreciation, and amortization of the Company computed in accordance with generally accepted accounting principles, consistently applied.

         (f) OPTIONS AND LOANS. Options (the "Options") pursuant to the Parent Company's 1998 Stock Incentive Plan to be approved by stockholders (the "Plan"), to purchase one hundred thousand (100,000) shares of the Class A Common Stock, par value $0.01 per share, of the Parent Company (the "Parent Company Stock") at a price to be determined by the Trustees of the Plan based upon the initial trading prices of the Parent Company, which Options shall vest in five equal installments commencing on the date six months after the date of grant and each of the next four anniversaries of such date. In addition, Executive shall be eligible to receive a loan in the amount of up to one million dollars ($1,000,000) to acquire Parent Company stock pursuant to the Plan.

         (g) FRINGE BENEFIT PROGRAMS. In addition to the other benefits provided to the Executive hereunder, the right to participate in the fringe benefit programs now or hereafter maintained by the Parent Company or the Company during the Employment Period and offered by the Parent Company or the Company to its executive officers. Such fringe benefit program may include, but shall not be limited to, pension, profit sharing, stock purchase, stock option, savings, bonus, disability, life insurance, health insurance, hospitalization, dental, and other plans and policies authorized on the date hereof (collectively, the "Benefit Plans").

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         (h) EXPENSE REIMBURSEMENT. Reimbursement of the Executive for all
reasonable out-of-pocket expenses incurred by him in connection with the performance of duties hereunder, including professional activities and membership fees and dues relating to professional organizations of which the Executive currently is a member or is directed to be a member by the Chairman of the Parent Company, upon the presentation of appropriate documentation therefor in accordance with the then regular policies and procedures of the Company. The Executive's current professional activities and memberships are set forth on Exhibit B, attached hereto and made a part hereof. The Executive shall not engage in or apply for any other professional activity or membership without the prior written consent of the Chairman of the Parent Company.

         (i) VACATIONS. Paid vacation consisting of twenty (20) days during each calendar year during the Employment Period, to be taken at such time as is consistent with the needs of the Parent Company and the Company, as reasonably determined by the Executive.

         (j) APPROVAL OF STOCKHOLDERS. Executive understands that the compensation provided for in Section 3(f) of this Agreement is subject to the approval of the Plan by the directors and stockholders of the Parent Company. In the event such approval is not obtained on or before December 31, 1998, the provisions of Section 3(f) shall be void ab initio, but the other provisions of this Agreement shall remain in full force and effect provided this Agreement has not been earlier terminated in accordance with its terms.

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         4.  REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE.

         The Executive represents and warrants to the Parent Company and the Company as follows:

         (a) Other than the Permitted Activities, he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Parent Company, or the Company hereunder; and

         (b) To the best of his knowledge, he is under no physical or mental disability that would hinder his performance of his duties under this Agreement.

         5.  NON-COMPETITION; CONFIDENTIALITY.

         (a) NON-COMPETITION. In view of the unique and valuable services it is expected the Executive will render to the Parent Company and the Company, the Executive's knowledge of the customers, trade secrets, and other proprietary information relating to the


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business of the Parent Company and the Company and their customers and suppliers, and similar knowledge regarding the Parent Company and the Company it is expected the Executive will obtain, the Executive agrees that (i) so long as he is employed by the Parent Company and the Company pursuant to this Agreement or otherwise and (ii) for a period of two (2) years after the Termination for Cause (as hereinafter defined) of such employment or the Executive's termination of such employment during the Employment Period, he will not compete with or be engaged in the same business as, or "Participate In" (as hereinafter defined) any other business or organization which, at the time of the cessation of the Employment Period, competes with or is engaged in the same business as or business similar to that of the Company or the Parent Company, with respect to any product or service sold or activity engaged in by the Company or the Parent Company in any geographical area which at the time of such cessation such product or service is sold or activity is engaged in by the Company or the Parent Company; provided, however, that the provisions of this Section 5 shall not be interpreted to preclude the Executive, at any time and from time to time, from (i) Participating In any other organization if approved by a majority of the Directors of the Parent Company, or (ii) owning not more than five percent (5%) of the outstanding capital stock of any publicly-traded entity or (iii) as set forth on Exhibit A. In the event of a Termination Without Cause (as hereinafter defined) of Executive's employment the Executive shall, at his election, either (i) observe the non-competition agreement set forth in the first sentence of this Section 5(a) for the remainder of the Employment Period and continue to receive the compensation provided for herein, or (ii) accept other employment (the "Competing Employment") in the real estate industry which violates the non-competition agreement set forth in the first sentence of this
Section 5(a) and receive compensation at the


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annual rate of $1,000,000 less the aggregate amount of compensation payable to him from the Competing Employment for the remainder of the Employment Period. In the event this Agreement is not extended beyond the Employment Period, the Executive shall not be bound by the non-competition agreement set forth in the first sentence of this Section 5(a). The terms "Participate In" and "Participating In" shall mean: "directly or indirectly, for his own benefit or for, with, or through any other person, own or owning, manage or managing, operate or operating, control or controlling, loan money to or lending money to, or participate in or participating in, as the case may be, the ownership, management, operation, or control of, or be connected or being connected, as the case may be, as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce or acquiescing, as the case may be, in the use of his name in." Notwithstanding the termination or failure to extend the term of this Agreement for any reason, the Executive will not directly or indirectly employ any person who, at any time up to such cessation of Executive's employment, was an employee of the Company or the Parent Company, within a period of two years after such person leaves the employ of the Company or the Parent Company or any of its affiliates other than his personal secretary. In addition, notwithstanding the termination or failure to extend the term of this Agreement for any reason, the Executive agrees that following the Employment Period, he will not solicit anyone for the purpose of providing management, leasing, brokerage or related real estate services with respect to the properties then managed and the clients then served by the Company or the Parent Company.


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         (b) CONFIDENTIALITY. All confidential information which the Executive may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period or otherwise relating to the business of the Company or the Parent Company or any of their subsidiaries or affiliates or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person, either during or after the termination of his employment, or used by him except during the Employment Period in the business and for the benefit of the Company, the Parent Company and their subsidiaries and affiliates. In the event that the Executive becomes legally compelled to disclose any of the confidential information, the Executive will provide the Parent Company and the Company with prompt notice so that the Parent Company and the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 5(b) and in the event that such protective order or other remedy is not obtained, or should the Parent Company and the Company waive compliance with the provisions of this
Section 5(b), the Executive will furnish only that portion of the confidential information which is so legally required. The Executive shall return all tangible evidence of such confidential information to the Company and the Parent Company prior to or at the termination of his employment hereunder.

         (c) NON-COMPETITION COMPENSATION. In consideration of Executive's performance of the agreements set forth in Sections 5(a) above, Executive acknowledges that he was paid $300,000, to be allocated to the non-competition agreement in Section 5(a). Such $300,000 is acknowledged by Executive to be full and adequate compensation for the restrictions on the conduct of the Executive to which he has voluntarily consented in Section 5(a).


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         (d) INTERPRETATION. Since a breach of the provisions of this Section 5 could not adequately be compensated by money damages, the Company or the Parent Company shall be entitled, in addition to any other right and remedy available to it, to seek an injunction restraining such breach and the Parent Company and the Company shall not be required to post a bond in any proceeding brought for such purpose. The Executive agrees that the provisions of this Section 5 are necessary and reasonable to protect the Company and the Parent Company in the conduct of their respective businesses. If any restriction contained in this
Section 5 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Nothing herein shall be construed as prohibiting the Company or the Parent Company from pursuing any other remedies, at law or in equity, for such breach or threatened breach.

         6.  TERMINATION.

         (a) DEFINITIONS.

             (i) Death Termination Event. As used herein, "Death Termination Event" shall mean the death of the Executive.


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             (ii)  Disability Termination Event. As used herein, "Disability
Termination Event" shall mean a circumstance where the Executive is physically or mentally incapacitated or disabled or otherwise unable to fully discharge his duties hereunder for a period of 100 consecutive days.

             (iii) Estate. As used herein, "Estate" shall mean (A) in the event that the last will and testament of the Executive has not been probated at the time of determination, the estate of the Executive, and (B) in the event that the last will and testament of the Executive has been probated at the time of determination, the legatees or the Executor who are entitled under such will to the assets or payments at issue.

             (iv) Termination For Cause. As used herein, the term "Termination For Cause" shall mean the termination by the Company or the Parent Company of the Executive's employment hereunder upon a good faith determination by a majority vote of the members of the Board of Directors of the Parent Company that termination of this Agreement is necessary by reason of (A) the conviction of the Executive of a felony under state or federal law, unless in any such case the Executive performed such act in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company or the Parent Company, (B) the continued material breach by the Executive of any of the material provisions of this Agreement for a period of thirty days after written notice of such breach is given to the Executive by the Company or the Parent Company, (C) failure by the Executive to comply with any material directive of the Board of Directors of the Company or the Parent Company which


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shall continue for ten days after written notice thereof is given to the
Executive, (D) a violation of the confidentiality provisions of Sections 5 or 9 of this Agreement by the Executive, (E) the taking by the Executive of any action on behalf of the Company or the Parent Company knowingly without the possession by the Executive of the appropriate authority to take such action, provided that Executive shall have five (5) days after written notice thereof from the General Counsel of the Parent Company to cure such breach, (F) the taking by the Executive of actions (other than Permitted Activities) in conflict of interest with the Company or the Parent Company or their subsidiaries or affiliates, given the Executive's positions with the Company or the Parent Company and their subsidiaries and affiliates, provided that Executive shall have five (5) days after written notice thereof from the General Counsel of the Parent Company to cure such breach, (G) the usurpation of a corporate opportunity of the Company or the Parent Company or their subsidiaries or affiliates by the Executive; provided, however, the parties acknowledge and agree that no Permitted Activity shall constitute a corporate opportunity, and further provided that the Executive shall have five (5) days after written notice thereof from the General Counsel of the Parent Company to cure such breach, (H) the recurring failure to attend and participate in (x) Executive Management Committee Meetings, and (y) Monthly Operations Review Meetings, provided that the Executive shall have five (5) days after written notice thereof from the General Counsel of the Parent Company to cure such breach, (I) a failure as provided in the last sentence of Section 2(e), provided that the Executive shall have five (5) days after written notice thereof to cure such breach. Notwithstanding the foregoing, if any breach by the Executive as described in subparts (E), (F), (G), (H) and (I) above is not capable of being cured within the five (5) day period following written notice thereof from the General Counsel of the


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Parent Company, such breach shall not be deemed to constitute a basis for
Termination For Cause of the Executive's employment hereunder if the Executive has taken all actions reasonably necessary during such five (5) day period to commence the cure of such breach and has diligently pursued such cure to completion within thirty (30) days following such written notice to the satisfaction of the General Counsel of the Parent Company.

             (v) Termination Without Cause. As used herein, "Termination Without Cause" shall mean any termination of the Executive's employment hereunder by the Company or the Parent Company that is not a Termination For Cause, a Death Termination Event, a Disability Termination Event or a resignation of employment by the Executive.

         (b) DEATH TERMINATION EVENT. Upon the occurrence of a Death Termination Event, this Agreement shall terminate automatically upon the date that such Death Termination Event occurred (subject to the last sentence of this Section
6), whereupon the Company shall pay to the Estate compensation at the annual rate of One Million ($1,000,000) Dollars for a period equal to the remaining term of the Employment Period (determined upon the assumption that the Employment Period will not be terminated prior to the Expiration Date), but in no event longer than one (1) year.

         (c) DISABILITY TERMINATION EVENT. Upon the occurrence of a Disability Termination Event, this Agreement shall terminate automatically upon the date that such Disability Termination Event occurred (subject to the last sentence of this Section 6).


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         (d) TERMINATION FOR CAUSE. The Executive and the Company and the Parent
Company agree that the Company and the Parent Company shall have the right to effectuate a Termination For Cause prior to the Expiration Date. Upon the occurrence of a Termination For Cause, this Agreement shall terminate upon the date that such Termination For Cause occurs (subject to the last sentence of this Section 6), whereupon the Executive shall be entitled to receive the Base Salary, as then in effect, to and including the date that such Termination For Cause occurs. The same shall apply to any resignation of employment by the Executive

         (e) TERMINATION WITHOUT CAUSE. Upon the occurrence of a Termination Without Cause, this Agreement shall terminate upon the date that such Termination Without Cause occurs (subject to the last sentence of this Section 6), whereupon the Executive shall make the election provided for in the second sentence of Section 5(a) and shall be compensated in accordance with such election.

         Notwithstanding anything in this Agreement to the contrary, Sections 3 (as to base salary, overrides, commissions, bonuses, options and loans, fringe benefits and expense reimbursements to which Executive became entitled prior to or as a result of the termination of this Agreement), 4, 5, 6, 7, 8, 9, 10, 11 and 12 of this Agreement shall survive any termination of this Agreement or of the Executive's employment hereunder until the expiration of the statute of limitations applicable hereto.



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         7.  CHANGE IN CONTROL PAYMENT.

         (a) CHANGE IN CONTROL DEFINED. A Change in Control shall be deemed to occur upon the occurrence of both of: (i) the actual closing of any transaction which results in a majority of the equity interest in the Parent Company being beneficially owned by any "person" including any "group" (as such terms are used in Section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended), other than the Parent Company's present affiliates; and (ii) after such closing, a majority of the Board of Directors of the Parent Company are not persons who (a) had been Directors at any time in the 12 months preceding such closing or (b) when they were elected to the Board (x) were nominated (if they were elected by the stockholders) or elected (if they were elected by the directors) with the affirmative vote of a majority of the directors who were Continuing Directors at the time of nomination or election by the Board and (y) were not elected as a result of an actual or threatened solicitation of proxies or consents by a person other than the Board of Directors of the Parent Company or an agreement intended to avoid or settle such a proxy solicitation (the directors described in (a) and (b) being "Continuing Directors").

         (b) EFFECT OF CHANGE IN CONTROL. In the event of a Change In Control, upon the later to occur of: (i) an involuntary termination of Executive's employment hereunder other than a Termination for Cause; or ii) the expiration of the term of this Employment Agreement without a voluntary resignation by Executive of his employment with the Parent Company or uncured material default hereunder by Executive, Executive shall be entitled to receive a cash


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bonus equal to .5% of the Consideration received by the Parent Company or the shareholders of the Parent Company as a direct result of the transaction constituting a Change in Control.

         (c) "CONSIDERATION" IN CHANGE IN CONTROL. "Consideration" shall not include the assumption, directly or indirectly, or repayment of indebtedness or other liabilities of the Parent Company. If all or a portion of the consideration paid in connection with the Change in Control is other than cash or securities, then the value of such non-cash consideration shall be the fair market value thereof on the date the Change in Control is actually consummated as mutually agreed upon in good faith by the Parent Company's Board of Directors and the Executive. If the Board of Directors and the Executive are unable to come to agreement on the fair market value of such non-cash consideration, then the parties shall jointly retain an independent expert to value the same, and the determination of such independent expert shall be binding on both the Executive and the Company. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to the consummation of the Change in Control, then the value of such securities shall be determined by the closing or last sales price thereof on the date of the consummation of the Change in Control; provided, however, that if such non-cash consideration consists of newly-issued, publicly-traded common stock, then the value thereof shall be the average of the closing prices for the 20 trading days subsequent to the fifth trading day after the consummation of the Change in Control. In such event, the portion of the bonus payable to the Executive pursuant to this Section 7 attributable to such securities shall be paid on the 30th trading day subsequent to consummation of the Change in Control. If no public market exists for the common stock, options, warrants or


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other rights issued as a result of the Change in Control, then the value of thereof shall be as mutually agreed upon in good faith by the Company's Board of Directors and the Executive. If the non-cash consideration paid consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to consummation of the Change in Control or exists thereafter), the value hereof shall be the face or principal amount, as the case may be. Any amounts payable by a purchaser to the Parent Company, any shareholder of the Parent Company or any affiliate of either the Parent Company or any shareholder of the Parent Company in connection with a non-competition, employment, consulting, licensing, supply or other agreement shall be deemed to be part of the consideration paid in the Change in Control. If all or a portion of the consideration payable in connection with the Change in Control includes contingent future payments, then the Company shall pay to the Executive, upon consummation of such Change in Control, an additional cash amount, determined in accordance with this Section 7 as, when and if such contingency payments are received. However, in the event of an installment purchase at a fixed price and a fixed time schedule, the Company agrees to pay the Executive, upon consummation of the Change in Control, a cash amount determined in accordance with this Section 7 based on the present value of such installment payments using a discount rate of 6.5%.


         8. LOAN. The Parent Company has assumed an unsecured loan to the Executive in the principal amount of $1,000,000 (the "Loan"), which Loan shall continue upon the terms and conditions set forth in, and shall be evidenced by, a new promissory note attached as Exhibit C hereto and hereby made a part hereof (the "Note").

         9. TERM LIFE INSURANCE. The Parent Company or the Company shall purchase term life insurance, providing a death benefit of $5,000,000, upon the life of the Executive, the beneficiaries of which shall be designated by the Executive and which term life insurance shall be upon terms and conditions, and in form and substance, available at the time, and otherwise reasonably satisfactory to the Executive and which term life insurance shall be maintained by the Parent Company or the Company during the Employment Period at its sole cost and expense; provided however that such life insurance shall be purchased only to the extent that it is commercially reasonably available.

         10. KEY MAN LIFE INSURANCE. The Parent Company or the Company shall provide "Key Man" life insurance, providing a death benefit of $15,000,00 upon the death of the Executive, for which either the Parent Company or the Company is the beneficiary (the "Key Man Insurance Policy"). In connection therewith, the Executive hereby authorizes the Parent Company or the Company, at its sole cost and expense, to purchase and maintain upon the life of the Executive such insurance policy, and agrees to submit to such medical examinations, and to provide and/or consent to the release of such medical information, as may be necessary or desirable in order to secure the issuance thereof.

         11. INDEMNIFICATION. The Company and the Parent Company hereby agree, jointly and severally, to indemnify the Executive (and his successors, legatees, estate, administrators, executors, and legal representatives) and to advance monies to such persons to pay expenses relating to indemnifiable events to the fullest extent permitted by the laws of the State of Delaware, and the Executive shall be entitled to the protection of any insurance policies the Company or the Parent Company may elect to maintain generally for the benefit of their directors and officers, against all costs, charges, and expenses whatsoever incurred or sustained by him or his successors, legatees, estate, administrators, executors, and legal representatives in connection with any action, suit, or proceeding to which any of such persons may be a party by reason of the Executive being or having been a director or officer of the Company or the Parent Company or any of their subsidiaries or affiliates.

         12. TAX WITHHOLDING. The Company and the Parent Company shall be entitled to withhold from amounts payable to the Executive hereunder such amounts as may be required by applicable tax law to be so withheld.

         13. MODIFICATION. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified or terminated only by a written instrument duly executed by each party. Executive acknowledges and agrees that upon execution, that certain First Amendment and Restated Employment Agreement dated January 1, 1997, as amended, by and among Executive, Insignia Financial Group, Inc., and the Company, as successors to Insignia Commercial Group, Inc. and Insignia/Edward S. Gordon, Incorporated shall be cancelled, including the promissory note issued in connection therewith.

         14. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given, at the address of such party set forth in the preamble to this Agreement (or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 14.) Notice to the Estate shall be sufficient if addressed to the Executive as provided in this
Section 14. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         15. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         16. BINDING EFFECT. The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company, the Parent Company and their successors.

         17. THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

         18. CONSTRUCTION AND INTERPRETATION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself, or through its agent, prepared the same, and it is expressly agreed and acknowledged that the Executive, the Company, the Parent Company and their respective representatives have participated in the preparation hereof.

         19. HEADINGS. The headings in this Agreement are solely for convenience of reference, and shall be given no effect in the construction or interpretation of this Agreement.

         20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions thereof.

         22. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIPS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS

IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                       INSIGNIA/ESG HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       INSIGNIA/ESG, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       -----------------------------------------
                                       STEPHEN B. SIEGEL

EXHIBIT A


                              PERMITTED ACTIVITIES



1. Liquidating certain assets of Edward S. Gordon Company Incorporated and Edward S. Gordon Company of New Jersey, Inc. and operating the Aircraft.

2.   Officer and part owner of the Pittsfield Mets baseball team.

3.   Board member of Liberty Property Trust.

EXHIBIT B


                           International Real Estate Institute
                           N.A.C.O.R.E.
                           N.A.I.O.P.
                           Realty Foundation of New York
                           Urban Land Foundation
                           IDRC
                           ONCOR

EXHIBIT C


                                PROMISSORY NOTE

$1,000,000                                                    New York, New York
                                                                    July 1, 1998

         FOR VALUE RECEIVED, the undersigned, Stephen B. Siegel, residing at 130 East 67th Street, NY, NY 10021 ("Maker"), promises to pay to the order of Insignia/ESG Holdings, Inc. ("Holder"), at the offices of Holder located at 200 Park Avenue, New York, New York 10166 (or at such other place as Holder may designate in writing to Maker), in lawful money of the United States of America, the principal amount of ONE MILLION DOLLARS ($1,000,000).

         The outstanding principal balance of this Promissory Note and all accrued interest thereon shall become due and payable in full upon the earlier to occur of (i) the Maker's voluntary termination of his employment with Holder,
(ii) the Maker is Terminated For Cause (as defined in his Second Amended and Restated Employment Agreement) and (iii) December 31, 2002. Notwithstanding anything to the contrary contained in this Note, the repayment of the outstanding principal amount of this Note, and all then accrued interest thereon, shall be forgiven ratably over the three year period commencing on the date hereof and ending on June 30, 2001 if, on such third anniversary, the Maker's employment with the Holder has not been terminated for any valid reason. In the event the Maker dies or becomes permanently disabled the repayment of the outstanding principal amount of this Promissory Note, and all then accrued interest thereon, shall be forgiven as of the effective date of such death or permanent disability.

         The outstanding principal balance of this Promissory Note shall accrue interest at the Applicable Rate (as hereinafter defined), compounded annually; provided, however, that in no event shall the amount of interest due or payable under this Promissory Note exceed the maximum rate of interest allowed by applicable law.

         The "Applicable Rate" for any period shall be a rate of interest (expressed on an annual basis) equal to Holdings' Cost of Funds (as defined below). For purposes of this Promissory Note, "Holdings' Cost of Funds" as of any date shall mean a rate of interest equal to the applicable rate of interest as of such date provided under that certain Credit Agreement dated as of September 1998, by and among Holder, First Union National Bank of South Carolina, Lehman Commercial Paper, Inc. and the Lenders referred to therein (the "Credit Agreement"). In the absence of an Applicable Rate, interest shall accrue at the prime rate as published by The New York Times.

         Maker may from time to time make a prepayment of all or any part of the outstanding balance of this Promissory Note (a "Prepayment"), without penalty or premium.

         If Maker shall commit an act of bankruptcy, make an assignment for the benefit of creditors, or if a meeting of creditors is convened or a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereafter in effect (whether at law or in equity) is filed or commenced by or against, Maker or any of his property, or if any custodian, trustee or receiver is appointed for Maker or any such property, then, and in any such event, in addition to all other rights and remedies of Holder under applicable law and otherwise, Holder may, at its option, declare any or all of the then outstanding balance of this Promissory Note to be due and payable, whereupon the maturity of said amount shall be accelerated and the same shall become immediately due and payable.

         Maker will pay all reasonable costs and expenses of collection and enforcement, including but not limited to reasonable attorneys' fees, court costs and disbursements, in connection with the enforcement of Holder's rights under this Promissory Note.

         Maker hereby waives demand for payment, notice of nonpayment, or presentment, notice of dishonor, protest or any other notice. No delay on the part of Holder in exercising any rights under this Promissory Note shall operate as a waiver of such rights, and no single or partial exercise by Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         BY MAKING THIS PROMISSORY NOTE, MAKER ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN MAKER AND HOLDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, MAKER HEREBY WAIVES HIS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH

AN ACTION MAY BE COMMENCED BY OR AGAINST MAKER ARISING OUT OF THIS PROMISSORY NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN MAKER AND HOLDER OF ANY KIND OR NATURE.

         MAKER AGREES THAT THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR, AT THE OPTION OF HOLDER, ANY STATE COURT LOCATED IN NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN MAKER AND HOLDER PERTAINING DIRECTLY OR INDIRECTLY TO THIS PROMISSORY NOTE. MAKER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED ADDRESSED TO MAKER AT THE ADDRESS OF MAKE SET FORTH ABOVE. SHOULD MAKER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, HE SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST HIM AS PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.

         THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         This Promissory Note shall be binding upon the estate and heirs of Maker. Holder may assign this Promissory Note to any controlled affiliate of Holder without the consent of Maker, whereupon all references herein to "Holder" shall be deemed to be to such assignee; provided, however, that Maker shall have no obligations to make any payments due hereunder to any person other than Holder unless and until Holder notifies Maker of such assignment in writing.

         IN WITNESS WHEREOF, Maker has executed and delivered this Promissory Note as of the date first written above.



                                       -----------------------------------------
                                       STEPHEN B. SIEGEL